EXHIBIT 10.1

FIRST AMENDMENT TO THE LITTELFUSE, INC.
LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 28, 2017)
This First Amendment to the Littelfuse, Inc. Long-Term Incentive Plan, as previously amended and restated effective as of April 28, 2017 (the “Plan”), is made effective as of April 27, 2023, by Littelfuse, Inc. (the “Corporation”).

WITNESSETH

WHEREAS, the Corporation established the Plan, which was originally ratified by the Corporation’s stockholders on April 30, 2010, with an effective date of February 3, 2010;

WHEREAS, the Plan was further amended on July 27, 2012 and on April 28, 2017;

WHEREAS, the Board of Directors of the Corporation (the “Board”) has the power and authority under Section 15.1 of the Plan to amend the Plan, subject to stockholder approval as applicable;

WHEREAS, the Board desires to amend the Plan to (i) increase the number of shares of the Corporation’s common stock that are available for issuance as awards under the Plan; and (ii) conform the performance-based compensation provisions of the Plan to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act; and

WHEREAS, the Plan remains otherwise without change;
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Section 4.1(a) of the Plan is restated in its entirety to provide as follows:

(a)The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Corporation. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed 2,980,000 Shares, all of which may be issued pursuant to Incentive Stock Options and are subject to adjustment as provided in Section 4.3. The number of Shares reserved for issuance under this Plan, as set forth above, shall be increased by reserved but unissued shares under the Prior Plans, and no additional awards shall be granted under the Prior Plans. In no event shall fractional Shares be issued under the Plan.

2.Section 18.2 of the Plan is restated in its entirety to provide as follows:
18.2 COMPLIANCE WITH CODE SECTION 162(m).

(a)Effective for taxable years of the Corporation beginning after December 31, 2017, the Performance-Based Exception is no longer applicable to Awards. Accordingly, although Awards of Performance Shares and Performance Units that are granted to Participants on and after the Performance-Based Exception is no longer applicable may still take into account the performance measures under Sections 9 and 10 of the Plan, such Awards need not comply with the requirements of Code Section 162(m). Accordingly, the terms of Sections 3, 4.2, 6, 7, 8.5, 8.6, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, need not be interpreted in a manner consistent with Code Section 162(m) effective with respect to Awards to which the Performance-Based Exception no longer applies.

(b)The Corporation intends that, to the extent an Award qualifies for grandfathering under Code Section 162(m), as amended, such Awards that are designated as Awards to Named Executive Officers shall continue to constitute qualified “performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Committee at the time of allocation of an Award.

(c)In the event that applicable tax and/or securities laws change to once again permit the application of the Performance-Based Exception, the Corporation intends that Awards designated as Awards to Named Executive Officers shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 3, 4.2, 6, 7, 8.5, 8.6, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, shall once again be interpreted in a manner consistent with Code Section 162(m).

(d)If any provision of the Plan or any Award Agreement relating to Performance Shares or Performance Units that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.